                                                                    EXHIBIT 4.15





                WEATHERFORD ENTERRA, INC. 401(K) SAVINGS PLAN

                              TABLE OF CONTENTS

                                                                                                    Section
ARTICLE I - DEFINITIONS
         Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1
         Active Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
         Actual Contribution Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.3
         Actual Deferral Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.4
         Actual Deferral Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.5
         Affiliated Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.6
         Aggregate Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.7
         Aggregation Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.8
         Annual Additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.9
         Annual Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.10
         Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.11
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.12
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.13
         Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.14
         Considered Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.15
         Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.16
         Contribution Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.17
         Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.18
         Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.19
         Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.20
         Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.21
         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.22
         Excess 401(k) Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.23
         Excess Aggregate 401(m) Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .   1.24
         Family Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.25
         Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.26
         Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.27
         Key Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.28
         Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.29
         Non-Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.30
         Non-Key Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.31
         Period of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.32
         Period of Severance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.33
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.34
         Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.35
         Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.36
         Retired Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.37
         Retirement Age . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.38
         Rollover Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.39
         Section 401(k) Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.40
         Section 401(m) Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.41
         Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.42

         Severs Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.43
         Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.44
         Top-Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.45
         Transferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.46
         Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.47
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.48
         Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.49
         Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.50

ARTICLE II - ACTIVE SERVICE

         When Active Service Begins . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1
         Aggregation of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2
         Eligibility Computation Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
         Periods of Service of Less Than One Year . . . . . . . . . . . . . . . . . . . . . . . . .   2.4
         Service Prior to Severance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
         Service After Severance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.6
         Periods of Severance Due to Child Birth or Adoption  . . . . . . . . . . . . . . . . . . .   2.7
         Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.8
         Employment Records Conclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.9
         Coverage of Certain Previously Excluded Employees  . . . . . . . . . . . . . . . . . . . .   2.10
         Military Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.11

ARTICLE III - ELIGIBILITY RULES

         Eligibility Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.1
         Eligibility Upon Reemployment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.2
         Frozen Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.3

ARTICLE IV - CONTRIBUTIONS

         Employee After Tax Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.1
         Rollover Contributions and Plan to Plan Transfers  . . . . . . . . . . . . . . . . . . . .   4.2
         Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.3
         Limit on Salary Deferral Contributions . . . . . . . . . . . . . . . . . . . . . . . . . .   4.4
         Actual Deferral Percentage for Highly
            Compensated Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.5
         Special Actual Deferral Percentage Rules
            For Family Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.6
         Contribution Percentage for Eligible Highly
         Compensated Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.7
         Special Contribution Percentage Rules
            For Family Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.8
         Distributions of Income Allocable to Excess
            401(k) Contributions and Excess Aggregate
            401(m) Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.9
         Additional Required Test if Alternative
            Compliance is Used  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.10

         Employee After Tax Contributions and Salary
            Deferral Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.11
         Return of Contributions for Mistake, Disqualification
            or Disallowance of Deduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.12

ARTICLE V - PARTICIPATION

         Allocation of Employee Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.1
         Allocation of Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.2
         Allocation of Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
         Forfeiture on Termination of Participation . . . . . . . . . . . . . . . . . . . . . . . .   5.4
         Limitation on Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.5
         Valuation of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.6
         Interim Valuation of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.7
         Maintenance of Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.8
         Rights of Members in Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.9

ARTICLE VI - BENEFITS

         Valuation of Accounts for Withdrawals and Distributions  . . . . . . . . . . . . . . . . .   6.1
         Death Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2
         Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.3
         Disability Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.4
         Severance Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.5
         Distributions to Divorced Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.6
         Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.7
         Forfeiture by Lost Members or Beneficiaries; Escheat . . . . . . . . . . . . . . . . . . .   6.8
         Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.9
         Timing and Form of All Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.10
         Mandatory Rules Applicable to All Distributions  . . . . . . . . . . . . . . . . . . . . .   6.11
         No Duplication of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.12
         Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.13
         Distributions to Disabled or Minors  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.14
         Distributions Upon Disposition of Assets or a Subsidiary . . . . . . . . . . . . . . . . .   6.15
         Distributions to Transferred Members Age 59 1/2 or Older.  . . . . . . . . . . . . . . . .   6.16
         Loans to Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.17
         Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.18

ARTICLE VII - TOP-HEAVY REQUIREMENTS

         Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.1
         Top Heavy Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.2
         Vesting Restrictions if Plan Becomes Top Heavy . . . . . . . . . . . . . . . . . . . . . .   7.3
         Minimum Contribution if Plan Becomes Top-Heavy . . . . . . . . . . . . . . . . . . . . . .   7.4
         Coverage Under Multiple Top-Heavy Plans  . . . . . . . . . . . . . . . . . . . . . . . . .   7.5
         Restrictions if Plan Becomes Super-Top Heavy . . . . . . . . . . . . . . . . . . . . . . .   7.6

ARTICLE VIII - ADMINISTRATION OF THE PLAN

         Appointment, Term of Service & Removal . . . . . . . . . . . . . . . . . . . . . . . . . .   8.1
         Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.2
         Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.3
         Quorum and Majority Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.4
         Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.5
         Disqualification of Committee Member . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.6
         Disclosure to Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.7
         Standard of Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.8
         Liability of Committee and Liability Insurance . . . . . . . . . . . . . . . . . . . . . .   8.9
         Exemption from Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.10
         Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.11
         Persons Serving in Dual Fiduciary Roles  . . . . . . . . . . . . . . . . . . . . . . . . .   8.12
         Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.13
         Standard of Judicial Review of Committee Actions . . . . . . . . . . . . . . . . . . . . .   8.14

ARTICLE IX - TRUST FUND AND CONTRIBUTIONS

         Funding of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.1
         Incorporation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.2
         Authority of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.3
         Allocation of Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.4

ARTICLE X - ADOPTION OF PLAN BY OTHER EMPLOYERS

         Adoption Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.1
         No Joint Venture Implied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.2
         All Trust Assets Available to Pay All Benefits . . . . . . . . . . . . . . . . . . . . . .   10.3
         Qualification a Condition Precedent to Adoption and
             Continued Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.4

ARTICLE XI - AMENDMENT AND TERMINATION

         Right to Amend and Limitations Thereon . . . . . . . . . . . . . . . . . . . . . . . . . .   11.1
         Mandatory Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.2
         Withdrawal of Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.3
         Termination of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.4
         Partial or Complete Termination or Complete
             Discontinuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.5
         Continuance Permitted Upon Sale or Transfer of Assets  . . . . . . . . . . . . . . . . . .   11.6
         Distribution Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.7
         Modes of Distribution Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . .   11.8
         Distributions to Highly Compensated Employees and
            Former Employees Must Not Discriminate  . . . . . . . . . . . . . . . . . . . . . . . .   11.9

ARTICLE XII - MISCELLANEOUS

         Plan Not An Employment Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.1
         Benefits Provided Solely From Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.2
         Anti-Alienation Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.3
         Requirements Upon Merger or Consolidation of Plans . . . . . . . . . . . . . . . . . . . .   12.4
         Gender of Words Used . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.5
         Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.6
         Governing Law; Parties to Legal Actions  . . . . . . . . . . . . . . . . . . . . . . . . .   12.7

APPENDIX A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

                 WEATHERFORD ENTERRA, INC. 401(K) SAVINGS PLAN


         Weatherford Enterra, Inc. has entered into the following Agreement:

                               W I T N E S E T H:

                 WHEREAS, Weatherford Enterra, Inc. has heretofore adopted a qualified plan and exempt trust for the exclusive benefit of its employees and their beneficiaries; and

                 WHEREAS, it has been determined that the plan should now be completely amended, restated and continued without a gap or lapse in coverage, time or effect which would cause any Member to become fully vested or entitled to distribution, in order to (a) effect numerous technical changes for the benefit of eligible employees and beneficiaries, and (b) to ensure the plan's qualification under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended; and

                 WHEREAS, it is intended that other business organizations may adopt this plan and its related trust for the exclusive benefit of their employees and their employees' beneficiaries;

                 NOW, THEREFORE, this Agreement is entered into in order to set forth the terms of the plan which are as follows:

                                   ARTICLE I

                                  DEFINITIONS


                 The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.

                1.1 "ACCOUNT" means all ledger accounts pertaining to a Member which are maintained by the Committee to reflect the Member's interest in the Trust Fund. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary to reflect the entire interest of the Member in the Trust Fund. Each of the Accounts listed below and any additional Accounts established by the Committee shall reflect the Contributions or amounts transferred to the Trust Fund, if any, and the appreciation or depreciation of the assets in the Trust Fund and the income earned or loss incurred on the assets in the Trust Fund attributable to the Contributions and/or other amounts transferred to the Account.

                 (a) Employee After Tax Contribution Account - The Member's after-tax contributions, if any.

                 (b) Salary Deferral Contribution Account - The Member's before-tax contributions, if any.

                 (c) Employer Matching Contribution Account - The Employer's matching contributions allocated to the Member.

                 (d) Employer Discretionary Contribution Account - The Employer's discretionary contributions, if any.

                 (e) Rollover Account - Funds transferred from another qualified plan or IRA account for the benefit of a Member.

                 (f) Employer Bonus Matching Account - The Employer's bonus matching contributions, if any, attributable to Service before January 1, 1992.

                1.2 "ACTIVE SERVICE" means the Periods of Service which are counted for either eligibility, vesting or benefit accrual purposes as calculated under Article II.

                1.3 "ACTUAL CONTRIBUTION RATIO" means for an Employee the ratio of Section 401(m) Contributions actually paid into the Trust on behalf of the Employee for a Plan year to the Employee's Annual Compensation for the same Plan Year.

                1.4 "ACTUAL DEFERRAL PERCENTAGE" means for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for that Plan Year to the Employee's Annual Compensation for the same Plan Year. Solely for this purpose all
Section 401(k) Contributions and Annual Compensation of all eligible Family Members will be attributed to each Highly Compensated Employee.

                1.5 "ACTUAL DEFERRAL RATIO" means for an Employee the ratio of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for a Plan Year to the Employee's Annual Compensation for the same Plan Year.

                1.6 "AFFILIATED EMPLOYER" means an employer which is a member of the same controlled group of corporations within the meaning of
Section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) or which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Employer.

                1.7 "AGGREGATE ACCOUNTS" means the total of all Account balances derived from Employer Contributions and Employee Contributions.

                1.8 "AGGREGATION GROUP" means (a) each plan of the Employer or any Affiliated Employer in which a Key Employee is a Member and (b) each other plan of the Employer or any Affiliated Employer which enables any plan in (a) to meet the requirements of either Section 401(a)(4) or 410 of the Code. Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of Section 401(a)(4) and 410 of the Code with that plan being taken into account.

                1.9        "ANNUAL ADDITIONS" means (a) Employer Contributions,
(b) Employee Contributions, (c) forfeitures and (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code having to do with individual medical accounts (but these amounts shall be subject to only the dollar limitation and not to the 25% Annual Compensation limitation). Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution or recharacterization. Excess Deferrals that are timely distributed as set forth in Section 4.4 shall not be treated as Annual Additions.

                1.10 "ANNUAL COMPENSATION" means for purposes of Section 415 of the Code, all earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer or an Affiliated Employer including but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits, reimbursements, expense allowances and amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under
Section 217 of the Code, amounts includable in income that are described in Sections 104(a)(3), 105(a) and 105(h) of the Code, the value of a nonqualified stock option grant to the extent the value of the option is includable in income in the year of grant, and the amount includable in income upon making an election under Section 83(b) of the Code, but excluding the following:

                 (a) the Employer's contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or the Employer's contributions to a simplified employee pension plan to the extent the contributions are deductible by the Employee or any distributions from a plan of deferred compensation;

                 (b) amounts realized from the exercise of a nonqualified stock option or the value of restricted stock or property held by the Employee when it becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                 (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                 (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code whether or not the amounts are actually excludable from the gross income of the Employee.

                 Annual Compensation means, when used in determining an Employee's Actual Contribution Ratio, Actual Deferral Ratio or the allocation of any qualified nonelective contribution and when used to determine if a person is a Highly Compensated Employee or a Key Employee, the same as it does for purposes of applying Section 415 of the Code as modified by including elective contributions under a cafeteria plan governed by Section 125 of the Code and contributions to any plan qualified under Section 401(k), 408(k) or 403(b) of the Code. However, for purposes of determining an Employee's Actual Contribution Ratio or Actual Deferral Ratio, Annual Compensation shall include only compensation earned during the portion of the Plan Year that the Employee was eligible to participate in the Plan.

                 Annual Compensation means, when used for any other purpose, compensation received by the Employee from the Employer, other than compensation in the form of qualified or previously qualified deferred compensation that is currently includable in gross income for federal income tax purposes.

                 All Annual Compensation, without regard to its definition, in excess of $200,000.00 (as adjusted by the Secretary of the Treasury) shall be disregarded. In determining the Annual Compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) shall apply, except that the term Family Member shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If as a result of the application of this rule, the adjusted $200,000.00 limitation is exceeded, the limitation shall be prorated among the affected Members in proportion to each Member's Annual

Compensation as determined under this Section prior to the application of this limitation.

                 In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator or which is the number of months in the determination period, and the denominator of which is 12.

                 For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                1.11 "BENEFICIARY" or Beneficiaries means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member's or retired Member's estate, designated by the Member or retired Member to receive the benefits payable under this Plan upon his death.

                1.12 "BOARD OF DIRECTORS" means the board of directors, the executive committee or other body given management responsibility for the Sponsor.

                1.13 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                1.14 "COMMITTEE" means the committee appointed by the Sponsor to administer the Plan.

                1.15 "CONSIDERED COMPENSATION" means, for periods on and after July 1, 1997, each Member's Annual Compensation paid during the Plan Year. For periods prior to July 1, 1997, Considered Compensation means each Member's Annual Compensation paid during the Plan Year but excluding all of the following items: overtime pay, foreign service premiums, position allowances or location coefficient payments, call-in premiums, bonuses, sales commissions, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits, amounts includable in gross income as a result of an exercise of a stock option or a stock appreciation right, and other items not part of the Employee's base pay. Considered Compensation includes, however, for all periods, the following types of elective contributions and all of the following types of deferred compensation: elective contributions that are not includable in gross income under Code Sections 125 (relating to cafeteria plans), 402(a)(8) (relating to Section 401(k) plans), and 402(h) (relating to simplified employee pensions). For the purpose of determining the amount of those earnings, the books and records of the Employer shall be conclusive. Considered Compensation in excess of $160,000.00 (as adjusted by the Secretary of the Treasury) shall be disregarded.

                1.16 "CONTRIBUTION" means the total amount of contributions made under the terms of this Plan. Each specific type of Contribution shall be designated by the type of contribution made as follows:

                 (a) Employee After Tax Contribution - After Tax Contributions paid by the Employee.

                 (b) Salary Deferral Contribution - Contributions made by the Employer under the Employee's salary deferral agreement.

                 (c) Employer Matching Contribution - Matching Contributions made by the Employer.

                 (d) Employer Discretionary Contribution - Contributions made by the Employer, if any, on a discretionary basis.

                 (e) Rollover Contribution - Contributions made by a Member which are transfers from a prior qualified plan or IRA account.

                1.17 "CONTRIBUTION PERCENTAGE" means for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in that group) of the sum of Section 401(m) Contributions actually paid into the Trust on behalf of each Employee for that Plan Year, to the Employee's Annual Compensation for that Plan Year. Solely for this purpose all Section 401(m) Contributions and Annual Compensation of all eligible Family Members will be attributed to each Highly Compensated Employee.

                1.18 "DETERMINATION DATE" means for a given Plan Year the last day of the preceding Plan Year or in the case of the first Plan Year the last day of that Plan Year.

                1.19 "DISABILITY" means a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Member from earning a reasonable livelihood with the Employer or any Affiliated Employer and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Member was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Member receives a military pension.

                1.20 "EMPLOYEE" means all common law employees of the Employer exclusive of employees working outside of the United States except for employees of Weatherford/Lamb, Inc., unless the Committee elects to continue to cover them in this Plan and exclusive of all leased employees (as defined in Section 414(a) of the Code) unless the Plan's qualified status is dependent upon coverage of the leased employees.

                1.21 "EMPLOYER" or "EMPLOYERS" means the Sponsor and any other business organization which has adopted this Plan.

                1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                1.23 "EXCESS 401(K) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section 4.5 of the Plan. To calculate the amount of Excess 401(k) Contributions the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. However, if a lesser reduction would enable the Plan to pass the test, only that lesser reduction may be made. This leveling process is repeated until the Actual Deferral Percentage test is satisfied.

                1.24 "EXCESS AGGREGATE 401(M) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(m) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of
Section 4.7 of the Plan. To calculate the amount of Excess Aggregate 401(m) Contributions the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced (by reducing first, Employee After Tax Contributions made by, and second, Employer Matching Contributions made on behalf of, that Highly Compensated Employee) to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. However, if a lesser reduction would enable the Plan to pass the test, only that lesser reduction may be made. This leveling process is repeated until the Contribution Percentage test is satisfied.

                1.25 "FAMILY MEMBER" means the spouse and lineal ascendants or descendants and the spouses of those lineal ascendants or descendants of a 5% owner or of a Highly Compensated Employee who is one of the 10 employees receiving the greatest Annual Compensation from the Employers during the Plan Year.

                1.26 "HIGHLY COMPENSATED EMPLOYEE" means an Employee or an employee of an Affiliated Employer who during the Plan Year or the preceding Plan Year (a) was at any time a 5% owner, (b) received Annual Compensation from the Employers in excess of $75,000.00 (as adjusted from time to time by the Secretary of the Treasury), (c) received Annual Compensation from the Employers in excess of $50,000.00 (as adjusted from time to time by the Secretary of the Treasury) and was within the 20% of employees of the Employer and Affiliated Employers who were the highest paid for the Plan Year, or (d) was at any time an officer and received Annual Compensation in excess of 50% of the annual addition limitation of Section 415(b)(1)(A) of the Code. For this purpose no more than 50 employees or, if lesser, the greater of three employees or 10% of the employees shall be treated as officers, excluding those Employees who may be excluded in determining the top paid group. If no officer has Annual Compensation in excess of 50% of the annual limitation of Section 415(b)(1)(A) of the Code, the highest paid officer for the year shall be treated as a Highly Compensated Employee. If a Member did not fall within (b), (c) or (d) without regard to this sentence for the Plan Year preceding the Plan Year of the determination, he will not be treated as falling within (b), (c) or (d) for the Plan Year of the determination unless he is a member of the group consisting of the 100 employees paid the greatest Annual Compensation during that Plan Year. For this purpose the determination of the top paid 100 employees will be made using Section 414(q) of the Code and its Regulations. A former Member will be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he severed Service or he was a Highly Compensated Employee at any time after attaining age 55.

                1.27 "HOUR OF SERVICE" means an hour for which an Employee is paid or is entitled to payment for performance of duties with the Employer or an Affiliated Employer.

                1.28 "KEY EMPLOYEE" means an Employee or former or deceased Employee or Beneficiary of an Employee who at any time during the Plan Year or any of the four preceding Plan Years is (a) an officer of an Employer or any Affiliated Employer having an Annual Compensation greater than 50% of the annual addition limitation of Section 415(b)(1)(A) of the Code for the Plan Year, (b) one of the 10 employees having an Annual Compensation from an Employer or any Affiliated Employer of greater than 100% of the annual addition limitation of Section 415(c)(1)(A) of the Code for the Plan Year and owning or considered as owning (within the meaning of Section 318 of the Code) the largest interest in an Employer or any Affiliated Employer, treated separately,
(c) a 5% owner of an Employer or any Affiliated Employer, treated separately, or (d) a 1% owner of an Employer or any Affiliated Employer, treated separately, having Annual Compensation from an Employer or any Affiliated Employer of more than $150,000.00. For this purpose no more than 50 employees or, if lesser, the greater of three employees or 10% of the employees shall be treated as officers. Section 416(i) of the Code shall be used to determine percentage of ownership. For the purpose of the test set out in (b) above, if two or more employees have the same interest in an Employer, the employee with the greater Annual Compensation from the Employer shall be treated as having the larger interest.

                1.29 "MEMBER" means the person or persons employed by an Employer during the Plan Year and eligible to participate in this Plan.

                1.30 "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

                1.31 "NON-KEY EMPLOYEE" means any Employee who is not a Key Employee.

                1.32 "PERIOD OF SERVICE" means a period of employment with an Employer or Affiliated Employer which commences on the day on which an Employee performs his initial Hour of Service or performs his initial Hour of Service upon returning to the employ of the Employer or an Affiliated Employer, whichever is applicable, and ends on the date the Employee Severs Service.

                1.33 "PERIOD OF SEVERANCE" means the period of time commencing on the date an Employee Severs Service and ending on the date the Employee again performs an Hour of Service.

                1.34 "PLAN" means this Plan, including all subsequent amendments.

                1.35 "PLAN YEAR" means the calendar year. The Plan Year shall be the fiscal year of this Plan.

                1.36 "REGULATION" means the Internal Revenue Service regulation specified, as it may be changed from time to time.

                1.37 "RETIRED MEMBER" means a person who was at one time a Member who received allocations of Contributions and who has now retired under the terms of this Plan but still has an Account.

                1.38 "RETIREMENT AGE" means 65 years of age. Once a Member has attained his Retirement Age he shall be 100% vested at all times.

                1.39 "ROLLOVER CONTRIBUTION" means the amount contributed by a Member of this Plan which consists of: (a) any part of a distribution the Member received from an individual retirement account which consists entirely of property that was initially contributed to the individual retirement account from a distribution received out of a qualified total distribution from a qualified employee trust described in Section 401(a) or 403(a) of the Code together with the earnings on that property or (b) any part of a distribution or proceeds from the sale of any part of the property that the Member received in excess of his own Contributions and in excess of any amounts previously distributed to the Member and not includable in gross income from any distribution out of a qualified employee trust described in Section 401(a) or 403(a) of the Code.

                1.40 "SECTION 401(k) CONTRIBUTIONS" means the sum of Salary Deferral Contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(k) Contributions pursuant to Code Section 401(k)(3)(D)(ii) and Regulation Section 1.401(k)-(b)(5) to the extent that those other amounts are not used to enable the Plan to satisfy the minimum contribution requirements of Section 416 of the Code.

                1.41 "SECTION 401(m) CONTRIBUTIONS" means the sum of Employer Matching Contributions and Employee After Tax Contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(m) Contributions pursuant to Code Section 401(m)(3) and Regulation Section 1.401(m)-1(b)(5). However, Employer Matching Contributions and amounts that the Employer could otherwise elect to have treated as Section 401(m) Contributions are not Section 401(m) Contributions to the extent that they are used to enable the Plan to satisfy the minimum contribution requirements of Section 416 of the Code.

                1.42 "SERVICE" means the period or periods that a person is paid or is entitled to payment for performance of duties with the Employer or an Affiliated Employer.

                1.43 "SEVERS SERVICE" means the earlier of the following events: (a) the Employee's quitting, retiring, dying or being discharged, (b) the completion of a period of 365 continuous days in which the Employee remains absent from Service (with or without pay) for any reason other than quitting, retiring, dying or being discharged, such as vacation, holiday, sickness, disability, leave of absence, layoff or any other absence or (c) the second anniversary of the commencement of a continuous period of absence occasioned by the reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or the caring for the child for a period commencing immediately after the child's birth or placement.

                1.44 "SPONSOR" means Weatherford Enterra, Inc. or any other business organization which assumes the primary responsibility for maintaining this Plan with the consent of the last preceding Sponsor.

                1.45 "TOP-HEAVY PLAN" means any plan which has been determined to be top-heavy under the test described in Article VII of this Plan.

                1.46 "TRANSFERRED" means, when used with respect to an Employee, the termination of employment with one Employer and the contemporaneous commencement of employment with another Employer.

                1.47 "TRUST" means the one or more trust estates created to fund this Plan.

                1.48 "TRUSTEE" means collectively one or more persons or corporations with trust powers which have been appointed by the initial Sponsor and have accepted the duties of Trustee and any and all successor or successors appointed by the Sponsor or successor Sponsor.

                1.49 "TRUST FUND" means all of the trust estates established under the terms of this Plan to fund this Plan, whether held to fund a particular group of Accounts or held to fund all of the Accounts of Members, collectively.

                1.50 "VALUATION DATE" means the day or days each Plan Year selected by the Committee on which the Trust Fund is to be valued which cannot be less frequent than annual. One or more Accounts may have different Valuation Dates from other Accounts. The Valuation Date must be announced to all Members and shall remain the same until changed by the Committee and announced to the Members. Until changed by the Committee, the Valuation Date shall be the last day of March, June, September and December of each Plan Year.

                                   ARTICLE II

                                 ACTIVE SERVICE


                2.1 WHEN ACTIVE SERVICE BEGINS. For purposes of eligibility and vesting, Active Service begins when an Employee first performs an Hour of Service for an Employer or an Affiliated Employer, or an employer the stock or assets of which were or are acquired by an Employer or Affiliated Employer without regard to whether a predecessor plan was maintained, limited to five years of past service credit. Once an Employee has begun Active Service for purposes of eligibility or vesting and Severs Service he shall recommence Active Service for those purposes when he again performs an Hour of Service for an Employer or an Affiliated Employer.

                 2.2 AGGREGATION OF SERVICE. When determining an Employee's Active Service, all Periods of Service, whether or not completed consecutively, shall be aggregated on a per day basis. For purposes of eligibility and vesting, only full years of Active Service shall be counted. In aggregating Active Service, 30 days shall be counted as one month and 12 months shall be counted as one year. No fractional years shall be counted for purposes of eligibility or vesting.

                2.3 ELIGIBILITY COMPUTATION PERIODS. For the purpose of determining eligibility and vesting, the initial period shall begin on the day the Employee first performs an Hour of Service simultaneously with Active Service beginning and each future year shall begin on the anniversary of that date.

                2.4 PERIODS OF SERVICE OF LESS THAN ONE YEAR. If an Employee performs an Hour of Service within 12 months after he Severs Service, the intervening Period of Severance shall be counted as a Period of Service.

                2.5 SERVICE PRIOR TO SEVERANCE. If the Employee was covered by the Plan or a predecessor qualified plan, any Period of Service occurring before the first Plan Year beginning after December 31, 1984 shall be disregarded if that Service would have been disregarded under the rules applicable to breaks in service at that time under the Plan or a predecessor qualified plan prior to that date. Any Period of Service occurring during or after the first Plan Year beginning after December 31, 1984 shall be governed by the following rules. For Service prior to January 1, 1998, if an Employee incurs a Period of Severance of one year or more, all Periods of Service prior to that Period of Severance shall not be added to his Period of Service following his Period of Severance until the Employee has completed a Period of Service of one year or more after his return to Service. If an Employee Severs Service at a time when he does not have any vested right to amounts credited to his Employer Matching Contribution Account or Employer Bonus Matching Account and the Period of Severance continues for a continuous period of five years or more, the Period of Service completed by the Employee before the Period of Severance shall not be taken into account if his Period of Severance equals or exceeds his Period of Service, whether or not consecutive, completed before the Period of Severance. In addition if a Member incurs a Period of Severance of five consecutive years, the Members years of Credited

Service for vesting completed after that Period of Severance shall be disregarded in determining the Member's vested interest in that portion of his Accounts derived from Employer contributions on his behalf prior to the Period of Severance.

                2.6 SERVICE AFTER SEVERANCE. If an Employee's Period of Severance continues for a continuous period of five years or more, the Period of Service completed by the Employee after that Period of Severance shall not be taken into account in determining the Employee's vested interest in amounts contributed to his Employer Matching Contribution Account, and earnings thereon, attributable to Service before that Period of Severance.

                2.7        PERIODS OF SEVERANCE DUE TO CHILD BIRTH OR ADOPTION.
If the period of time between the first anniversary of the first day of an absence from Service by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or for purposes for caring for the child for a period beginning immediately following the birth or placement and the second anniversary of the first day of the absence occurs during or after the first Plan Year beginning after December 31, 1984, it shall neither be counted as a Period of Service nor of Severance.

                2.8 TRANSFERS. If an Employee of one Employer is Transferred to the service of another Employer, his Active Service shall not be interrupted and he shall continue to be in Active Service for purposes of eligibility, vesting and allocation of Contributions and/or forfeitures. If an Employee is transferred to the service of an Affiliated Employer that has not adopted the Plan he shall not have Severed Service; however, even though he shall continue to be in Active Service for eligibility and vesting purposes he shall not receive any allocation of Contributions or forfeitures.

                2.9 EMPLOYMENT RECORDS CONCLUSIVE. The employment records of the Employer shall be conclusive for all determinations of Active Service.

                2.10 COVERAGE OF CERTAIN PREVIOUSLY EXCLUDED EMPLOYEES. Any Employee who is no longer excludable under Section 1.20 or 3.1 shall immediately become eligible for membership if he meets the eligibility requirements. All his Service with the Employer or any Affiliated Employer shall be counted as Active Service for eligibility and vesting purposes.

                2.11 MILITARY SERVICE. A Member who leaves the employ of an Employer to enter the armed services of the United States shall not be deemed to have broken his continuous employment if he returns to employment with an Employer within 90 days after his separation from military service without employment elsewhere. The Member, however, shall be awarded Active Service for eligibility and vesting purposes but only such Active Service as is required by law for an allocation of Contributions and/or forfeitures.

                                  ARTICLE III

                               ELIGIBILITY RULES


                3.1 ELIGIBILITY REQUIREMENTS. Each Employee shall be eligible to participate in this Plan beginning on the later of (a) the effective date of the adoption of this Plan by the Employer or (b) the first day of the first month which occurs with or next follows (i) the date the Employee completes one year of Active Service, prior to January 1, 1993, or
(ii) the date the Employee completes an Hour of Service, on and after January 1, 1993. However, no Employee shall be eligible to participate in this Plan for purposes of sharing in Employer Matching Contributions or Employer Discretionary Contributions until the first day of the first month which occurs with or next follows the date he completes one year of Active Service. Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer, shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in this Plan. In addition, any Employee who is a non-resident alien with no United States source income or an individual participating in a retirement plan maintained by the Employer or an Affiliated Employer outside the United States shall likewise be ineligible to participate in the Plan. Finally, all employees of Enterra Corporation or any of its affiliated corporations who become Employees of an Employer pursuant to the merger between Enterra Corporation and the Sponsor shall be excluded from the Plan until such date the Sponsor elects to cover them under the terms of the Plan.

                3.2 ELIGIBILITY UPON REEMPLOYMENT. If an Employee Severs Service with the Employer for any reason after fulfilling the eligibility requirements but prior to the date he initially begins participating in the Plan, the Employee shall be eligible to begin participation in this Plan on the day he first completes an Hour of Service upon his return to employment with an Employer. Once an Employee has become eligible to be a Member, his eligibility shall continue until he Severs Service. A former Member shall be eligible to recommence participation in this Plan on the first day he completes an Hour of Service upon his return to employment with an Employer.

                3.3        FROZEN PARTICIPATION.   An Employee employed by an
Affiliated Employer, which has not adopted this Plan, cannot actively participate in this Plan even though he accrues Active Service. Likewise, if an Employee: (a) is transferred from an Employer to an Affiliated Employer which has not adopted this Plan, (b) is a Member of this Plan when he is excluded under the provisions of a collective bargaining agreement, (c) is a non-resident alien with no United States source income, (d) participates in a retirement plan maintained by the Employer or an Affiliated Employer outside the United States, or (e) is a Member of the Plan when he is employed outside the United States and is not designated by the Committee to continue to be eligible to participate, his participation becomes inactive. Under these circumstances, the Member's Account becomes frozen: he cannot contribute to the Plan nor can he share in the allocation of any Employer Contribution or forfeitures for the period after he is





                                    III-1
transferred. However, his Accounts shall continue to share in any appreciation or depreciation of the Trust Fund and in any income earned or losses incurred by the Trust Fund during the period of time that he is employed by an Affiliated Employer which has not adopted this Plan, or is excluded from participation under any of the other exclusions set out in Section 1.20 or 3.1.





                                    III-2

                                   ARTICLE IV

                                 CONTRIBUTIONS


                4.1 EMPLOYEE AFTER TAX CONTRIBUTIONS. The Committee may permit Employee After-Tax Contributions to be made by Members from time to time. If the Committee permits Contributions by Members, the opportunity must be made available to all Members on a nondiscriminatory basis. If the Committee decides to stop all Contributions by Members, the Contributions to the effective date of the announcement shall be retained in the Trust Fund subject to the right of withdrawal described under this Plan.

                 Employee After-Tax Contributions are limited to an amount which when added to the Member's previous Contributions to this Plan and to contemporaneous and previous contributions made to any other plan qualified under Section 401 of the Code shall meet the Contribution Percentage test as described in Section 401(m) of the Code.

                 Changes in the rate of Employee After-Tax Contributions and suspension of those Contributions shall be permitted under any uniform method determined from time to time by the Committee.

                4.2        ROLLOVER CONTRIBUTIONS AND PLAN TO PLAN TRANSFERS.
The Committee may permit Rollover Contributions by Members and/or direct transfers to or from another qualified plan on behalf of Members from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those Contributions must be made available to all Members on a nondiscriminatory basis. For this purpose, all Employees of an Employer shall be considered to be Members of the Plan even though they may not have met the eligibility requirements. However, they shall not be entitled to contribute to the Plan, share in Employer Contributions or share in forfeitures unless and until they have met the requirements for eligibility, Contributions and allocations.

                 A Rollover Contribution shall not be accepted unless it is made on or before the 60th day after the Member received the distribution and it met one of the following requirements: (a) the distribution, when made from a qualified employee plan, must have met the requirements of a lump sum distribution, or (b) it was part or all of a distribution which was made within one taxable year of the Member because of the termination of a qualified plan or a complete discontinuance of contributions. A complete discontinuance of contributions occurs, for this purpose, on the day the Internal Revenue Service is notified that all contributions to the plan have been completely discontinued. A direct transfer of assets from another qualified plan shall not be accepted if it was at any time part of (a) a defined benefit plan (as defined in Section 401(a) or 414(j) of the Code), (b) a defined contribution plan (as defined in Sections 401(a) and 414(i) of the Code) which is subject to the minimum funding standards of Section 412 of the Code, or (c) any other qualified plan which has joint and survivor annuity benefits or qualified preretirement survivor annuity benefits as described in Section 417 of the Code, or (d) which would require a distribution or withdrawal in a form not permitted under this Plan.

                 Rollover Contributions shall have no effect upon the amount permitted to be allocated to a Member's Account under Section 415 of the Code or the amount contributed to the Plan by a Member under Section 4.1.

                4.3 EMPLOYER CONTRIBUTIONS. Each Employer shall contribute for each Plan Year the following amounts:

                 (a) an amount, which when added to previously unapplied and unallocated forfeitures, shall equal the amounts which have been forfeited by Members who have become entitled to have their forfeited amounts restored;

                 (b) an amount equal to the value of all forfeited benefits for Members who formerly could not be located, upon receipt of claims by those Members;

                 (c) an amount which is equal to the amount, if any, necessary to fulfill the Top-Heavy Plan requirements found in Article VII if the Plan is determined to be a Top-Heavy Plan;

                 (d) the amount by which the Member's Considered Compensation is reduced as a result of a salary deferral agreement, not to exceed 16% of the amount of the Member's Considered Compensation for the Plan Year, less the amount of the Member's Employee After Tax Contribution, if any, as set by the Committee from time to time in a nondiscriminatory manner and announced to the Members;

                 (e) an amount, in cash or in common stock of the Sponsor (the number of shares to be determined using the closing sales price on the business day preceding the day of the contribution), at the sole discretion of the Board of Directors, equal to 50% of the Salary Deferral Contribution made by each Member after the date he completes one year of Active Service, but not more than 6% of the Member's Considered Compensation; provided, however, for this purpose, Considered Compensation shall be determined by excluding all of the items set forth in the second sentence of Section 1.15.

                 (f) an amount, if any, in cash or in common stock of the Sponsor (the number of shares to be determined using the closing sales price on the business day preceding the day of the contribution), at the sole discretion of the Board of Directors, which is designated by the Board of Directors to be the Employer Discretionary Contribution for the Plan Year; and

                 (g) an amount determined by the Sponsor if at any time it discovers one or more Employees have been erroneously excluded from participation or a clerical error has caused one or more Members to not be credited with his or their proper allocation of Employer Contributions. The amount of the contribution will equal (i) the average deferral percentage for the employee's compensation group (either highly compensated or nonhighly compensated), (ii) an amount that would have been allocated to such excluded Employee or Member as a matching contribution based on the amount contributed in (i) above if such contribution was otherwise made, and (iii) an amount that would have been allocated to such excluded Employee or Member as an Employer Discretionary Contribution, if such a contribution was otherwise made. Any amount contributed under (i) of this provision will be deemed a "qualified nonelective contribution" under Section 1.401(k)-1(g)(7) of the Regulations and is subject to all conditions required by the Regulations in order for them to be used in the Actual Deferral Percentage test. Amounts contributed under (ii) and (iii) of this provision are subject to the vesting schedule set forth in
         Section 6.5.

                 Employer Matching Contributions shall not be made with respect to amounts that must be distributed because of Code Sections 401(m), 401(k) or 402(g). If inadvertent Employer Matching Contributions are made on amounts that must be distributed, that excess amount shall be forfeited and be used to reduce future Employer Contributions.

                 The election to have Salary Deferral Contributions made, the ability to change the rate of Salary Deferral Contributions, the ability to limit Salary Deferral Contributions (and After-Tax Contributions) the right to suspend Salary Deferral Contributions, and the manner of commencing new Salary Deferral Contributions shall be permitted under any uniform method determined from time to time by the Committee.

                 In addition, the amount of the Employer's Contributions described above cannot exceed the lesser of: (a) a sum equal to 15% of the total Annual Compensation paid during its taxable year ending with or within the Plan Year to all Members plus the maximum amount deductible under the "carryover" provisions of the Code which relate to contributions in previous years of less than the maximum amount deductible or (b) the sum which may be allocated to the Members' Accounts without violating the limitations of Section 415 of the Code.

                4.4 LIMIT ON SALARY DEFERRAL CONTRIBUTIONS. The maximum Salary Deferral Contribution that a Member may elect to have made on his behalf during the Member's taxable year may not, when added to the amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) and 403(b) of the Code exceed $7,000.00 (as adjusted by the Secretary of Treasury). If this dollar limitation is exceeded during any taxable year of the Member, the excess of the amounts deferred on behalf of the Member under plans or arrangements described in Sections 401(k), 408(k) and 403(b) of the Code during the Member's taxable year over the dollar limitation (the "Excess Deferral") as adjusted by any earnings or losses thereon will be distributed to the Member no later than April 15 following the Member's taxable year in which the Excess Deferral was made.

                 The income allocable to Excess Deferrals for the taxable year of the Member shall be determined by multiplying the income for the taxable year of the Member allocable to Salary Deferral Contributions by a fraction. The numerator of the fraction is the amount of Excess Deferrals made on behalf of the Member for the taxable year. The denominator of the fraction is the Member's total Salary Deferral Account balance as of the beginning of the taxable year plus the Member's Salary Deferral Contributions for the taxable year.

                 For purposes of applying the requirements of Section 4.5 and
Article VII, Excess Deferrals shall not be disregarded merely because they are Excess Deferrals or because they are distributed in accordance with this Section. However, Excess Deferrals made to the Plan on behalf of Non-Highly Compensated Employees are not to be taken into account under Section 4.5.

                4.5 ACTUAL DEFERRAL PERCENTAGE FOR HIGHLY COMPENSATED EMPLOYEES. The Actual Deferral Percentage for Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the Plan Year which meets either of the following tests:

                 (a) The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                 (b) The excess of the Actual Deferral Percentage of the Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.

For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to make Salary Deferral Contributions for all or part of the Plan Year. A person who is suspended from making Salary Deferral Contributions because he has made a withdrawal is an eligible Employee. If no Salary Deferral Contributions are made for an eligible Employee, the Actual Deferral Ratio that shall be included for him in determining the Actual Deferral Percentage is zero. If this Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in this Plan and the other plans shall be treated as one plan for these tests. If any Highly Compensated Employee is a Member of this Plan and any other cash or deferred arrangements of the Employer, when determining the deferral percentage of the Employee, all of the cash or deferred arrangements are treated as one.

                 As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by Section 4.9) shall be distributed, or (b) to the extent provided in regulations issued by the Secretary of the Treasury, and permitted by the Committee, the Employee may elect to treat the amount of the Excess 401(k) Contributions as an amount distributed to the Employee and then contributed by the Employee to the Plan as an Employee After-Tax Contribution, provided the recharacterized amounts shall remain subject to the same rules and restrictions to which the Salary Deferral Contributions are subjected, or (c) the Employer may make an Employer contribution which it elects to have treated as a Section 401(k) Contribution and allocated only to those Members who are Non-Highly Compensated Employees employed on the last day of the Plan Year. If the Employer makes an Employer Contribution that it elects to have treated as a
Section 401(k) Contribution, the Contribution will be in an amount necessary to satisfy the Actual Deferral Percentage Test and will be allocated first to those Non-Highly Compensated Employees who had the lowest Actual Deferral Ratio. The Excess 401(k) Contributions of Highly Compensated Employees will not be recharacterized to the extent that the recharacterized amounts would exceed the Contribution Percentage as determined prior to applying the Contribution Percentage limitations. Excess 401(k) Contributions may not be recharacterized after 2 1/2 months after the close of the Plan Year to which the recharacterization relates. The amount of recharacterized Excess 401(k) Contributions, in combination with Employee After Tax Contributions actually made by the Member, may not exceed the maximum amount of Employee After Tax Contributions (determined without regard to Section 4.7) that the Member could have made under the provisions of the Plan in effect on the first day of the Plan Year in the absence of recharacterization. Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of them. The amount of Excess 401(k) Contributions to be distributed or recharacterized for any Plan Year must be reduced by any excess Salary Deferral Contributions previously distributed for the taxable year ending in the same Plan Year.

                 The Actual Deferral Percentages are to be calculated, and the provisions of this section are to be applied, separately for each Employer which constitutes a separate controlled group or affiliated service group.

                 Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan's cash or deferred arrangement to be disqualified for the Plan Year for which the Excess 401(k) Contributions were made and for all subsequent years they remain in the Trust. Also, the Employer will be liable for a 10% excise tax on the amount of Excess 401(k) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

                4.6 SPECIAL ACTUAL DEFERRAL PERCENTAGE RULES FOR FAMILY MEMBERS. If a Member is a Highly Compensated Employee and a Family Member, the combined Actual Deferral Ratio for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Section 401(k) Contributions and Annual Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a member of more than one family group in the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group. The correction of Excess 401(k) Contributions of a Highly Compensated Employee whose Actual Deferral Ratio is determined under the family aggregation rules is accomplished by reducing the Actual Deferral Ratio and allocating the Excess 401(k) Contributions for the family group among the Family Members in proportion to the Section 401(k) Contributions of each Family Member that is combined to determine the Actual Deferral Ratio. These family aggregation rules do not apply to Non-Highly Compensated Employees.

                4.7 CONTRIBUTION PERCENTAGE FOR ELIGIBLE HIGHLY COMPENSATED EMPLOYEES. The Contribution Percentage for eligible Highly Compensated Employees for any Plan year must not exceed the greater of the following:

                 (a) The Contribution Percentage for all other eligible Employees multiplied by 1.25; or

                 (b) The lesser of the Contribution Percentage for all other eligible Employees multiplied by two, or the Contribution Percentage for all other eligible Employees plus two percentage points.

For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to make Employee After Tax Contributions or to receive an allocation of Employer Matching Contributions under the Plan for all or part of the Plan Year. A person who is suspended from making Employee After Tax Contributions because he has made a withdrawal is an eligible Employee. If no
Section 401(m) Contributions are made on behalf of an eligible Employee the Actual Contribution Ratio that shall be included for him in determining the Contribution Percentage is zero. If this Plan and any other plan or plans to which Section 401(m) Contributions are made are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, this Plan and those plans are to be treated as one. If any Highly Compensated Employee is a participant in this Plan and any other plans of the Employer, all Section 401(m) Contributions are to be aggregated.

                 If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year (a) the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by the applicable Regulations) shall be distributed, or, if those amounts are forfeitable, they shall be forfeited, or (b) the Employer may make an Employer contribution which it elects to have treated as a Section 401(m) Contribution and allocated only to those Members who are Non-Highly Compensated Employees employed on the last day of the Plan Year. If the Employer makes an Employer Contribution that it elects to have treated as a Section 401(m) Contribution, the

Contribution shall be in an amount necessary to satisfy the Contribution Percentage test, shall be allocated first to those Non-Highly Compensated Employees who had the lowest Actual Contribution Ratios, and shall be fully vested at all times. Any distributions of the Excess Aggregate 401(m) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the respective portions of the amounts attributable to each of them. Forfeitures of Excess Aggregate 401(m) Contributions may not be allocated to Members whose contributions are reduced under this Section.

                 The Contribution Percentage shall be calculated, and the provisions of this section applied, separately for each Employer which constitutes a separate controlled group or affiliated service group.

                 Failure to correct Excess Aggregate 401(m) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be qualified for the Plan Year for which the Excess Aggregate 401(m) Contributions were made and for all subsequent years they remain in the Trust. Also, the Employer will be liable for a 10% excise tax on the amount of Excess Aggregate 401(m) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

                4.8 SPECIAL CONTRIBUTION PERCENTAGE RULES FOR FAMILY MEMBERS. If a Member is a Highly Compensated Employee and a Family Member, the combined Actual Contribution Ratio for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Section 401(m) Contributions and Annual Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a member of more than one family group in the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group. The correction of Excess 401(m) Contributions of a Highly Compensated Employee whose Actual Contribution Ratio is determined under the family aggregation rules is accomplished by reducing the Actual Contribution Ratio and allocating the Excess Aggregate 401(m) Contributions for the family group among the Family Members in proportion to the Section 401(m) Contributions of each Family Member that is combined to determine the Actual Contribution Ratio. The family aggregation rules do not apply to Non-Highly Compensated Employees.

                4.9 DISTRIBUTIONS OF INCOME ALLOCABLE TO EXCESS 401(k) CONTRIBUTIONS AND EXCESS AGGREGATE 401(m) CONTRIBUTIONS. The income allocable to Excess 401(k) Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(k) Contributions by a fraction. The numerator of the fraction is the amount of Excess 401(k) Contributions made on behalf of the Member for the Plan Year.
The denominator of the fraction is the Member's total Account balance attributable to Section 401(k) Contributions as of the beginning of the Plan Year plus the Member's Section 401(k) Contributions for the Plan Year. The income allocable to Excess Aggregate 401(m) Contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(m) Contributions by a fraction. The numerator of the fraction is the amount of Excess

Aggregate 401(m) Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction is the Member's total Account balance attributable to Section 401(m) Contributions as of the beginning of the Plan Year plus the Member's Section 401(m) Contributions for the Plan Year.

                4.10 ADDITIONAL REQUIRED TEST IF ALTERNATIVE COMPLIANCE IS USED. If the second alternative permitted in Sections 4.5 and 4.7 is used for both the Actual Deferral Percentage test and the Contribution Percentage test the following additional limitation on Salary Deferral Contributions shall apply. The Actual Deferral Percentage plus the Contribution Percentage of the eligible Highly Compensated Employees cannot exceed the greater of (a) or (b).

                 (a) is the sum of:

                          (i) 1.25 times the greater of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees, and

                          (ii) the lesser of (x) two percentage points plus the lesser of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees or (y) two times the lesser of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees.

                 (b) is the sum of:

                          (i) 1.25 times the lesser of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees, and


                          (ii) the lesser of (x) two percentage points plus the greater of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees or (y) two times the greater of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees.

                 If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year the Actual Deferral Percentage of the eligible Highly Compensated Employees shall be reduced by distributions of Salary Deferral Contributions made in the manner described for Excess 401(k) Contributions and Regulation Section 1.401(k)-1(f)(2). These distributions shall be in addition to and not in lieu of distributions required for Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions.

                4.11 EMPLOYEE AFTER TAX CONTRIBUTIONS AND SALARY DEFERRAL CONTRIBUTIONS. The Employee After Tax Contributions and the Salary Deferral

Contributions are to be paid to the Trustee in installments. The installment for each payroll period is to be paid as of the end of the payroll period and shall be paid as soon as administratively feasible but in any event not later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year which ends with or next follows the end of the Plan Year for which the Contribution is to be made, and shall be in an amount equal to the amount by which all Members' Considered Compensation was reduced for the period. The Employer's Contribution for a Plan Year must be paid into the Trust Fund in one or more installments not later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year for which it is to take the deduction. If the Contribution is paid after the last day of the Employer's taxable year but prior to the date it files its tax return (including extensions), it shall be treated as being received by the Trustee on the last day of the taxable year if (a) the Employer notifies the Trustee in writing that the payment is being made for that taxable year or (b) the Employer claims the Contribution as a deduction on its federal income tax return for the taxable year.

                4.12 RETURN OF CONTRIBUTIONS FOR MISTAKE, DISQUALIFICATION OR DISALLOWANCE OF DEDUCTION. Subject to the limitations of Section 415 of the Code, the assets of the Trust shall not revert to any Employer or be used for any purpose other than the exclusive benefit of the Members and their Beneficiaries and the reasonable expenses of administering the Plan except:

                 (a) any Contribution made because of a mistake of fact shall be repaid to the Employer within one year after the payment of the Contribution;

                 (b) any Contribution conditioned upon the Plan's initial qualification under Section 401 of the Code or the initial qualification of an Employer's adoption of the Plan, if later, shall be repaid to the Employer within one year after the date of denial of the initial qualification of the Plan or of its adoption by the Employer; and

                 (c) any and all Employer Contributions are conditioned upon their deductibility under Section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions shall be repaid to the Employer within one year after the disallowance.

                 The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust Fund except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of mistaken Contributions or Contributions which are disallowed are limited so that the balance in a Member's Account cannot be reduced to less than the balance that would have been in the

Member's Account had the mistaken amount or the amount disallowed never been contributed.

                                   ARTICLE V

                                 PARTICIPATION


                5.1 ALLOCATION OF EMPLOYEE CONTRIBUTIONS. The Committee shall allocate each Member's Employee After Tax Contributions and the Salary Deferral Contributions made on his behalf to his Employee After Tax Contribution Account and his Salary Deferral Contribution Account, respectively, as of the date they are contributed.

                5.2 ALLOCATION OF ROLLOVER CONTRIBUTIONS. If Rollover Contributions are permitted, the Committee shall allocate each Member's Rollover Contribution to his Rollover Account as of the date it is contributed.

                5.3 ALLOCATION OF EMPLOYER CONTRIBUTIONS. Effective on and after January 1, 1993, as of the end of each Plan Year, the Committee shall:

                 (a) allocate the Employer Contribution, if any, which is required to restore the nonvested portion of the Employer Accounts of Members who had previously forfeited that nonvested portion on the date they terminated employment but who qualified for the restoration of that amount during the Plan Year;

                 (b) allocate the Employer Contribution, if any, which is required to restore the Accounts of those Members whose distributions were forfeited because of the Committee's inability to contact the Members previously but who have filed a claim for their Accounts during the Plan Year;

                 (c) allocate the Employer Contribution, if any, which is necessary to fulfill the Top-Heavy Plan requirements found in Article VII if the Plan is determined to be a Top-Heavy Plan;

                 (d) allocate the Employer Discretionary Contribution, if any, among the Members who have completed one year of Active Service and who are employed by one of the Employers or Affiliated Employers at the end of the Plan Year and are employed at the time that the contribution is made based upon each Member's Considered Compensation paid by the Employer as compared to the Considered Compensation of all Members employed by the Employer or Affiliated Employer and eligible for the allocation; provided, however, for this purpose, (a) Considered Compensation shall be each Member's annualized Considered Compensation as determined on the date for which the Employer Discretionary Contribution is actually contributed to the Plan, and
         (b) Considered Compensation shall be determined by excluding all of the items set forth in the second sentence of Section 1.15.

                 (e) allocate the Employer Contribution, if any, made on behalf of any one or more Members to correct an error as to qualification for participation or in Contributions, allocations or distributions to the persons concerned and in the amount necessary to correct the error.

                 As of the end of each month the Committee shall allocate the Employer Matching Contributions made on behalf of each Member who has completed one year of Active Service to his Employer Matching Account.

                 If a Member has been Transferred during the Plan Year, the Member shall be entitled to have allocated to him a portion of the Employer Matching Contribution based upon his Salary Deferral Contributions made while he was an Employee of each Employer and the Employer Discretionary Contribution based upon his Considered Compensation for the Plan Year earned from all of the Employers for which an Employer Discretionary Contribution was made.

                5.4 FORFEITURE ON TERMINATION OF PARTICIPATION. If as a result of terminating his participation in the Plan a former Member receives a distribution of his entire vested interest in his Accounts, the nonvested amount in his Accounts is immediately forfeited. However, if the Member is reemployed, all of his Accounts containing Employer Contributions (unadjusted for subsequent gains or losses) shall be restored if he repays to the Trustee that portion of the distribution which was derived from Employer Contributions within five years of the date of distribution.

                 If a former Member who has a vested interest in his Accounts containing Employer Contributions received no distribution as a result of his termination of participation in the Plan, the nonvested amount in his Account is immediately forfeited after the Member incurs five consecutive one year Periods of Severance. A Member who received no distribution of Employer Contributions because he had no vested interest shall be treated as if he received a distribution of his entire vested interest and as if his entire vested interest was $5,000.00 or less. If that Member is reemployed within five years of the date of the deemed distribution to him, he shall be treated as having repaid the full amount of that distribution on the date he is reemployed, and all of his Accounts containing Employer Contributions (unadjusted for subsequent gains or losses) shall be restored.

                 A distribution shall be treated as if it were made as a result of termination of participation in the Plan if it is made not later than the end of the second Plan Year following the Plan Year in which the Member's termination occurs. At the time a forfeiture occurs, the amount forfeited shall first be used to reinstate any Account required to be reinstated under this Section and any remaining amount shall be used to reduce future Employer Matching Contributions.

                5.5 LIMITATION ON ALLOCATION. Under no circumstances shall the Annual Additions to an individual Member's Account in any Plan Year exceed the lesser of (a) $30,000.00 or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or (b) 25% of the Annual Compensation paid or made available to the Member.

                 If the Employer maintains a defined benefit plan in which the Member participates, the sum of the following described defined benefit fraction and defined contribution fraction for the Plan Year cannot exceed one. The defined benefit fraction to be used is a fraction, in which the numerator is the Member's projected annual benefit under the plan computed as of the end of the Plan Year and in which the denominator is the lesser of: (a) the product of 1.25 multiplied by the dollar limitation then in effect under
Section 415(b)(1)(A) of the Code for that Plan Year or (b) the product of 1.40 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Member for the Plan Year. The defined contribution fraction to be used is a fraction in which the numerator is the sum of the annual additions to the Member's accounts determined for the Plan Year and for each prior Plan Year and in which the denominator is the sum of the lesser of the following amounts determined for the Plan Year and for each prior Plan Year that the Member was employed by the Employer: (a) the product of 1.25 multiplied by the dollar limitation then in effect under
Section 415(c)(1)(A) of the Code for that Plan Year, determined without regard to subsection (c)(6), and (b) the product of 1.40 multiplied by the amount which can be taken into account under Section 415(c)(1)(B) of the Code with respect to the Member for the Plan Year. If the sum of the two fractions exceeds one, the Member's projected annual benefit under the defined benefit plan shall be reduced until the sum equals one.

                 The limitation year for Section 415 shall be the Plan Year unless the Employer affirmatively, by resolution, designates another limitation year. In that event, the different limitation year shall be used instead of the Plan Year in applying the tests.

                 In order to compute the defined benefit fraction and the defined contribution fraction, all defined contribution plans (whether terminated or not) of the Employer shall be treated as one defined contribution plan and all defined benefit plans (whether terminated or not) of the Employer shall be treated as one defined benefit plan.

                 If the Employer has Affiliated Employers, the Employer and all Affiliated Employers shall be considered a single employer in applying the limitations described in this Section. For this purpose, the term Affiliated Employer shall be modified in accordance with Section 415(h) of the Code.

                 No Employee or Employer Contributions shall be made to this Plan which cannot be allocated to the Accounts of Members without exceeding the limits of Section 415 of the Code.

                 If despite this prohibition, an amount in excess of the limits of Section 415 of the Code is held or contributed as a result of the allocation of forfeitures, reasonable error in estimating a Member's Annual Compensation, reasonable error in calculating the maximum Salary Deferral Contribution that may be made with respect to a Member under Section 415 of the Code or because of other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the excess shall be reduced as follows:

                 (a) first, all Employee After Tax Contributions and Salary Deferral Contributions in excess of the limits of Section 415 of the Code shall be returned to the Member;

                 (b) second, if the Member is still employed by the Employer at the end of the Plan Year, any remaining excess funds shall be placed in an unallocated suspense account to be applied to reduce future Employer Contributions for that Member for as many Plan Years as are necessary to exhaust the suspense account in keeping with the amounts which would otherwise be allocated to that Member's Account; and

                 (c) third, if the Member is not employed by the Employer at the end of the Plan Year, the remaining excess funds shall be placed in an unallocated suspense account to reduce future Employer Contributions for all remaining Members for as many Plan Years as are necessary to exhaust the suspense account.

                 If the Plan terminates prior to the exhaustion of the suspense account, the remaining amount shall revert to the Employer.

                5.6 VALUATION OF TRUST FUND. The Trustee shall value the Trust Fund on its Valuation Date at its then fair market value, but without regard to any Contributions made to the Plan after the preceding Valuation Date, shall determine the amount of income earned or losses suffered by the Trust Fund on an accrual basis and shall determine the appreciation or depreciation of the Trust Fund since the preceding Valuation Date. The Committee shall separate the Trust Fund into the various investment funds or accounts in which it is held, if more than one, and shall then allocate as of the Valuation Date the income earned and losses suffered and the appreciation or depreciation in the assets of the Trust Fund for the period since the last preceding Valuation Date. The allocation shall be among the Members and former Members who have undistributed Account balances based upon their Account balances in each of the various investment funds or accounts, if more than one, as of the last Valuation Date reduced, as appropriate, by amounts used from the investment fund or account or Trust to make a withdrawal or distribution or any other transaction which is properly chargeable to the Member's Account during the period since the last Valuation Date, and increased by the amounts credited to such Accounts during the two months immediately following the last Valuation Date. The Committee, by resolution, may elect in lieu of the allocation method described above to use a unit allocation method, a separate account method or any other equitable method if it announces the method of allocation to the Members prior to the beginning of the period during which it is first used.

                5.7 INTERIM VALUATION OF TRUST FUND. If at any time in the interval between Valuation Dates, one or more withdrawals or one or more distributions are to be made and the Committee determines that an interim allocation is necessary to prevent discrimination against those Members and former Members who are not receiving funds, the Trustee is to perform a valuation of a portion or all of the Trust Fund as of a date selected by the Committee which is administratively practical and near the date of withdrawals or distributions in the same manner as it would if it were a scheduled Valuation Date. That date may be before or after any particular distribution or withdrawal. The Committee shall then allocate as of that date any income or loss and any appreciation or depreciation to the various Accounts of each of the Members in the same manner as it would if it were a scheduled Valuation Date. Then without regard to the language in
Section 6.1, all withdrawals, distributions or additions made after that date and prior to the next Valuation Date, even though the event causing it occurred earlier, shall be based upon the Accounts as adjusted by the interim valuation.

                5.8       MAINTENANCE OF INVESTMENT FUNDS.  The Committee may:
(a) maintain commingled and/or separate Trusts for all or a portion of Employee After Tax Contributions, Salary Deferral Contributions, Employer Matching Contributions, Employer Discretionary Contributions, and/or Rollover Contributions for some or all Members, (b) establish separate investment funds which may be elected by some or all Members for all or a portion of their Employee After Tax Contributions, Salary Deferral Contributions, Employer Matching Contributions, Employer Discretionary Contributions, and/or Rollover Contributions, (c) permit some or all individual Members to elect their own investments for all or a portion of their Employee After Tax Contributions, Salary Deferral Contributions, Employer Matching Contributions, Employer Discretionary Contributions, and/or Rollover Contributions, or (d) permit a combination of (a), (b) and (c), from time to time. Once the Committee has selected or changed the mode of investments, it shall establish rules pertaining to its administration, including but not limited to: selection of forms, rules for making selections effective, establishing the frequency of permitted changes, the minimum percentage in any investment, and all other necessary or appropriate regulations.

                 The Committee may direct the Trustee to hold funds in cash or near money awaiting investment or to sell assets and hold the proceeds in cash or near money awaiting reinvestment when establishing, using or changing investment modes. For this purpose the funds may be held in cash or invested in short-term investments such as certificates of deposit, U.S. Treasury bills, savings accounts, commercial paper, demand notes, money market funds, any common, pooled or collective funds which the Trustee or any other corporation may now have or in the future may adopt for short-term investments and any other similar assets which may be offered by the federal government, national or state banks (whether or not serving as Trustee) or any savings and loan association.

                 No Plan funds attributable to Employee after Tax Contributions, or Salary Deferred Contributions shall be invested in securities (other than interests in the Plan) of any Employer or any company directly or indirectly controlling, controlled by or under common control with an Employer (within the meaning of the Securities Act of 1933, as amended), until an appropriate registration statement under the Securities Act of 1933, as amended, has become effective covering the interests in the Plan and the securities issued by one of the entities described above or counsel for the Sponsor or the Committee gives an opinion that such an investment can be made without the described registration process.

                5.9 RIGHTS OF MEMBERS IN TRUST FUND. No allocation, adjustment, credit or transfer shall ever vest in any Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions specified in this Plan. The Trust Fund shall, as to all Accounts of all Members, be a commingled fund.

                                   ARTICLE VI

                                    BENEFITS


                6.1 VALUATION OF ACCOUNTS FOR WITHDRAWALS AND DISTRIBUTIONS. For the purpose of making a distribution or withdrawal, a Member's Accounts shall be his Accounts as valued as of the Valuation Date which is coincident with or next preceding the date of the withdrawal, or the event which caused the distribution, adjusted only for Contributions and withdrawals or distributions, if any, made between the Valuation Date and the withdrawal or the event.

                6.2 DEATH BENEFIT. If a Member or retired Member dies, the Member's spouse or designated Beneficiary or Beneficiaries is entitled to receive 100% of the remaining amount in all of his Accounts as of the day he dies.

                6.3 RETIREMENT BENEFIT. A Member may retire on the first day of any month after he attains his Retirement Age. If a Member retires, he is entitled to receive 100% of all of his Accounts, as of the day he retires.

                6.4 DISABILITY BENEFIT. If a Member's employment with an Employer is terminated and the Committee determines he is suffering from a Disability, he is entitled to receive 100% of all of his Accounts, as of the day he terminated because of his Disability.

                6.5 SEVERANCE BENEFIT. If a Member severs employment with the Employer and all Affiliated Employers for any reason other than death, retirement or disability, he is entitled to receive (a) 100% of all of his Accounts, except his Employer Bonus Matching Account and his Employer Matching Contribution Account and (b) that percentage of his Employer Bonus Matching Account and his Employer Matching Contribution Account as shown in the vesting schedule below, as of the day he severs employment.


                                                                      PERCENTAGE OF AMOUNT INVESTED IN
                                                                             ACCOUNTS CONTAINING
COMPLETED YEARS OF ACTIVE SERVICE                                           EMPLOYER CONTRIBUTIONS
---------------------------------                                     --------------------------------
Less than one year  . . . . . . . . . . . . . . . . . . . . . . . . .           0%
One year but less than two years  . . . . . . . . . . . . . . . . . .          20%
Two years but less than three years . . . . . . . . . . . . . . . . .          40%
Three years but less than four years  . . . . . . . . . . . . . . . .          60%
Four years but less than five years . . . . . . . . . . . . . . . . .          80%
Five years or more  . . . . . . . . . . . . . . . . . . . . . . . . .         100%


                 Notwithstanding the vesting schedule above, each Member shall acquire a 100% vested interest in his Employer Matching Contribution Account and his Employer Bonus Matching Account upon the occurrence of a "change of control" that is not approved, recommended or supported by the Board of Directors in actions taken prior to, and with respect to, such "change of control." A "change of control" shall be deemed to have occurred if: (i) a third person, including a "group" as determined in accordance with section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Employer having 20% or more of the total number of votes that may be cast for the election of directors of the Employer; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Employer before the Transaction shall cease to constitute a majority of the board of directors of the Employer or any successor to the Employer. The Committee shall determine whether a "change of control" has occurred within the meaning of this Section
6.5 and shall determine whether any such "change of control" has been approved, recommended or supported by the Board of Directors, and its determination shall be final and conclusive.

                6.6 DISTRIBUTIONS TO DIVORCED SPOUSE. If the Committee determines that a judgment, decree or order relating to child support, alimony payments or marital property rights of the spouse, former spouse, child or other dependent of the Member is a qualified domestic relations order which complies with a state's domestic relations law or community property law and
Section 414(p) of the Code or is a domestic relations order entered before January 1, 1985, the Committee may direct the Trustee to distribute the awarded property to the person named in the award but only in the manner permitted under this Plan. To be a qualified domestic relations order, the order must clearly specify: (a) the name and last known mailing address of the Member and each alternate payee under the order, (b) the amount or percentage of the Member's benefits to be paid from the Plan to each alternate payee or the manner in which the amount or percentage can be determined, (c) the number of payments or periods for which the order applies, (d) the plan to which the order applies, and (e) all other requirements set forth in Section 414(p) of the Code. If a distribution is made at a time when the Member is not fully vested, a separate subaccount shall be created for the remaining portion of each Account which was not fully vested. That subaccount shall then remain frozen: that is, no further contributions of any form and no forfeitures shall be allocated to the subaccount; however, it shall receive its proportionate share of trust appreciation or depreciation and income earned on or losses incurred by the Trust Fund. To determine the Member's vested interest in each subaccount at any future time, the Committee shall add back to the subaccount at that time the amount that was previously distributed under the qualified domestic relations order, shall multiply the reconstituted subaccount by the vesting percentage, and shall then subtract the amount that was previously distributed. The remaining amount is the Member's vested interest in the subaccount at that time.

                6.7 WITHDRAWALS. Only the following withdrawals may be made during employment and each withdrawal must be in excess of $500.00:

                 (a) A Member is entitled to receive a withdrawal from his Employee After Tax Contribution Account after giving 15 days written notice to the Committee. The withdrawal cannot be more than the balance of the Account. Each withdrawal of Employee After Tax Contributions contributed after December 31, 1986 shall include a pro rata share of income earned on those Contributions. Therefore, withdrawals shall be treated as first made from pre-1987 contributions until they are exhausted.

                 (b) A Member who has an immediate and heavy financial need, as determined by the Committee, may withdraw from his Employer Matching Contribution Account, his Employer Discretionary Contribution Account, his Salary Deferral Contribution Account, and effective January 1, 1998, his Rollover Account amounts not to exceed his vested interest in the then value of his Employer Matching Contribution Account and not to exceed the balance of his Salary Deferral Contribution Account, and effective January 1, 1998, his Rollover Account and his Employer Discretionary Contribution Account (exclusive of income).

                 A distribution shall be made on account of financial hardship only if the distribution is for: (i) Expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member, (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his or her spouse, children, or dependents (as defined in Section 152 of the Code), (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence, or
         (v) any other event added to this list by the Commissioner of Internal Revenue.

                 A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Member and the Member must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. The amount of a Member's immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

                 The Member's hardship distribution shall terminate his right to make any Employee After-Tax Contributions or to have the Employer make any Salary Deferral Contributions on his behalf until the next time Employee After-Tax Contributions and Salary Deferral Contributions are permitted after the lapse of 12 months following the hardship distribution and his timely filing of a written request to resume his Employee After-Tax Contributions or Salary Deferral Contributions. Even then, if the Member resumes Contributions in his next taxable year he cannot have the Employer make any Salary Deferral Contributions in excess of the limit in

         Section 402(g) of the Code for that taxable year reduced by the amount of Salary Deferral Contributions made by the Employer on the Member's behalf during the taxable year of the Member in which he received the hardship distribution.

                 In addition, for 12 months after he receives a hardship distribution from this Plan the Member is prohibited from making elective contributions and employee contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code Section 401(k) cash or deferred arrangements that are part of cafeteria plans described in Section 125 of the Code. However, the Member is not prohibited from making mandatory employee contributions to a defined benefit plan, or contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

                 Hardship withdrawals shall be made only as of the first day of any month by executing and filing with the Committee the form prescribed by the Committee at least 15 days prior to the proposed date of withdrawal. Not more than one hardship withdrawal may be made in any one Plan Year and no withdrawal shall be made from an Account if that Account has been pledged to secure a loan from the Plan. Hardship withdrawals shall first come from the Member's Employer Matching Contribution Account, then from his Employer Discretionary Contribution Account, then from his Rollover Contribution Account, and finally from his Salary Deferral Contribution Account.

                 (c) Effective January 1, 1998, a Member who has attained age 59 1/2 may withdraw all or a portion of the balance of his vested Accounts after giving 15 days written notice to the Committee. The withdrawal cannot be more than the balance of the Account.

                6.8 FORFEITURE BY LOST MEMBERS OR BENEFICIARIES; ESCHEAT. If a person who is entitled to a distribution cannot be located during a search period of 60 days after the Trustee has initially attempted making payment, that person's Account shall be forfeited. However, if at any time prior to the termination of this Plan and the complete distribution of the Trust Fund, the former Member or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. As soon as appropriate following the Employer's Contribution of the reinstated amount, it shall be paid to the former Member or Beneficiary in a single sum. If the Plan is joined as a party to any escheat proceeding involving a forfeited amount, the Plan shall comply with the final judgment and shall treat the judgment as if it were a claim filed by the former Member or Beneficiary and shall pay in accordance with that judgment.

                6.9 CLAIMS PROCEDURE. When a benefit is due, the Member or Beneficiary should submit his claim to the person or office designated by the

Committee to receive claims. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90 day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

                 If a Member's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application may include any comment or argument the claimant wants to make. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

                 The request for review must be filed within 60 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for their action and the Plan provisions on which their decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

                6.10 TIMING AND FORM OF ALL DISTRIBUTIONS. Generally, distributions shall be made only in cash unless an asset held in the Trust cannot be sold by the distribution date or can only be sold at less than its appraised value, in which event part or all of the distribution may be made in kind. Also, a Member (or his designated beneficiary or legal representative, in the case of a deceased Member) may elect to have those portions of his Accounts that are invested in shares of common stock of the Sponsor distributed in full shares with any remaining balance (including factional shares) distributed in cash. Distribution shall be made in a lump sum payment.

                 Distributions shall be made as soon as administratively feasible after the Valuation Date that coincides with or next follows the event which caused the distribution. Any benefit held for distribution past one or more Valuation Dates shall continue to share in the appreciation or depreciation of the Trust Fund and in the income earned or losses incurred by the Trust Fund until the last Valuation Date which occurs with or next precedes the date distribution is made.

                 If the benefit to be distributed plus all prior Plan distributions to the Member is, effective January 1, 1998, $5,000 or less, the benefit shall be distributed in the form of a lump sum distribution within one year after the Member becomes entitled to the benefit. If the benefit plus all prior Plan distributions to the Member is greater than, effective January 1, 1998, $5,000, and the Member consents to the distribution, the benefit should be paid or begin to be paid within one year after the Member becomes entitled to the benefit. If the benefit plus all prior Plan distributions to the Member is greater than, effective January 1, 1998, $5,000 and the Member fails to consent to the distribution, the distribution shall not be made without the Member's consent until he attains normal Retirement Age or age 62, whichever is later. In any event, if the Member dies, the surviving spouse may require payments to begin within a reasonable time.

                 If a portion of the Member's Account is payable to a designated Beneficiary the payment must be made not later than one year after the Member's death. If the surviving spouse is the Beneficiary, the payment may be delayed so as to be made on the date on which the Member would have attained age 70 1/2. If payment is postponed and the surviving spouse dies before payment is made, the surviving spouse shall be treated as the Member for purposes of this paragraph.

                6.11 MANDATORY RULES APPLICABLE TO ALL DISTRIBUTIONS. All distributions must comply with Section 401(a)(9) and (14) of the Code and the Regulations issued thereunder. Therefore, unless the distribution fits within one of the exceptions below the distribution must be made NO LATER than the earlier of (a) or (b): (a) the 60th day after the latest of the end of the Plan Year in which: (i) the Member attains his Retirement Age, (ii) occurs the 10th anniversary of the year in which the Member began participation, or (iii) the Member terminates employment with the Employer and all Affiliated Employers unless the Member consents to a later time, OR (b) April 1st of the calendar year following the calendar year in which the Member attains age 70 1/2. If a Member attains age 70 1/2, the Member must receive the required distribution within that time limit in one lump sum. The following are exceptions to the general mandatory distribution rule: (a) if a Member was 70 1/2 before January 1, 1988, and neither is nor has been a 5% owner at any time during the Plan Year ending with or within the calendar year in which the Member became 66 1/2 or any subsequent Plan Year, the distribution does not have to be made until the April 1 following the calendar year in which the Member retires; (b) if a Member was 70 1/2 before January 1, 1988, and was then or later becomes a 5% owner, the distribution does not have to be made until the April 1 following the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5% owner or the calendar year in which the Member retires; and (c) if a Member made a designation before January 1, 1984 which complied with Section 401(a)(9) of the Code before its amendment by the Tax Reform Act of 1984, the distribution does not have to be made until the time described in the designation.

                6.12 NO DUPLICATION OF BENEFITS. There shall be no duplication of benefits under this Plan. Without regard to any other language in this Plan, all distributions and withdrawals are to be subtracted from a Member's Account as of the date of the distribution or withdrawal. Thus, if the Member has received one distribution or withdrawal and is ever entitled to another distribution or withdrawal, the prior distribution or withdrawal is to be taken into account.

                6.13 DESIGNATION OF BENEFICIARY. Each Member has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Member and filed with the Committee. If no designation is on file at the time of a Member's death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Member's spouse, if living, or if not, the executor, administrator or other personal representative of the Member's estate.

                 If a Member is considered to be married under local law, the Member's designation of any Beneficiary, other than the Member's spouse, shall not be valid unless the spouse acknowledges in writing that he or she understands the effect of the Member's beneficiary designation and consents to it. The consent must be to a specific Beneficiary and shall be irrevocable. The written acknowledgement and consent must be filed with the Committee, signed by the spouse, and witnessed by a Plan representative or a notary public. However, if the spouse cannot be located or there exist other circumstances as described in Sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Member's spouse's acknowledgement and consent may be waived.

                6.14 DISTRIBUTIONS TO DISABLED OR MINORS. If the Committee determines that any person to whom a payment is due is a minor or is unable to care for his affairs because of a physical or mental disability, it shall have the authority to cause the payments to be made to an ancestor, descendant, spouse, or other person the Committee determines to have incurred, or to be expected to incur, expenses for that person or to the institution which is maintaining or has custody of the person unless a prior claim is made by a qualified guardian or other legal representative. The Committee and the Trustee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and Trust and the obligations of the Employer, the Trustee, the Trust Fund and the Committee.

                6.15 DISTRIBUTIONS UPON DISPOSITION OF ASSETS OR A SUBSIDIARY. A Member employed by an Employer that is a corporation is entitled to receive a lump sum distribution of his interest in his Accounts in the event of the sale or other disposition by the Employer of at least 85% of all of the assets used by the Employer in a trade or business to an unrelated corporation if (a) the Employer continues to maintain the Plan after the disposition and
(b) in connection with the disposition the Member is transferred to the employ of the corporation acquiring the assets.

                 A Member employed by an Employer that is a corporation is entitled to receive a lump sum distribution of his interest in his Accounts in the event of the sale or other disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity or individual if (a) the Employer continues to maintain the Plan after the disposition and (b) in connection with the disposition the Member continues employment with the subsidiary.

                 The selling Employer is treated as continuing to maintain the Plan after the disposition only if the purchaser does not maintain the Plan after the disposition. A purchaser is considered to maintain the Plan if it adopts the Plan, becomes an employer whose employees accrue benefits under the Plan, or if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser in a transaction subject to Section 414(l)(1) of the Code.

                 An unrelated corporation, entity or individual is one that is not required to be aggregated with the selling Employer under Section 414(b),
(c), (m), or (o) of the Code after the sale or other disposition.

                 If a Member's Account balance is $3,500 or less at the date of the disposition, the Committee will direct the Trustee to pay to the Member a lump sum cash distribution of his Account balance as soon as administratively practicable following the disposition and any Internal Revenue Service approval of the distribution that the Committee deems advisable to obtain.

                 If a Member's Account balance is more than $3,500 at the date of the disposition, he may elect (1) to receive a lump sum cash distribution of his Account balance as soon as administratively practicable following the disposition and receipt of any Internal Revenue Service approval of the distribution that the Committee deems advisable to obtain, or (2) he may elect to defer receipt of his vested Account balance until the first day of the month coincident with or next following the date that he attains age 65. In the manner and at the time required under Department of Treasury regulations, the Committee will provide the Member with a notice of his right to defer receipt of his Account balance.

                 However, no distribution shall be made to a Member under this Section after the end of the second calendar year following the calendar year in which the disposition occurred. In addition, no distribution shall be made under this Section unless it is a lump sum distribution within the meaning of
Section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through
(iv), (B), and (H) of that Section.

                6.16 DISTRIBUTIONS TO TRANSFERRED MEMBERS AGE 59 1/2 OR OLDER. A Member who is at least age 59 1/2 and is transferred to the employ of an unrelated entity or individuals is entitled to withdraw his vested interest in his Accounts. An unrelated entity or individual is one that is not required to be aggregated with an Employer under Section 414(b), (c), (m), or (o) of the Code.

                6.17 LOANS TO MEMBERS. The Committee shall determine from time to time whether loans may be made to Members, which for purposes of this Section shall include former Members and Beneficiaries who are parties in interest as defined in Section 3(14) of ERISA, who have an Account balance from which loans may be made. However, no loans shall be made to any shareholder-employee (as defined in Section 1379 of the Internal Revenue Code of 1954 in effect on the day before the enactment of the Subchapter S Revision Act of 1982) or any owner-employee (as defined in Section 401(c)(3) of the Code) or a member of the family of either (as defined in Section 267(c)(4) of the Code).

                 If the Committee permits loans by Members, the opportunity must be made available to all Members, on an equal basis as soon as administratively possible. If the Committee permits loans, each Member may borrow up to 50% of the vested interest in his Account available for loans but never more than $50,000.00, reduced by the excess of the Member's highest outstanding loan balance from the Plan during the preceding one year period over the Member's outstanding loan balance from the Plan on the day the loan was made. In determining whether a loan would exceed these limits, all loans under all plans of the Employer and all Affiliated Employers which are outstanding or which have not been repaid at least one year before, must be taken into consideration.

                 A loan to a Member shall be a Member directed investment of his Account. The loan is a Trust investment but no Account other than the borrowing Member's Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan. All interest paid on the loan shall be credited to the Member's Loan Account and held in a near money investment until the loan is repaid in full. At that time, the monies received may be transferred to other funds as may be directed by the Member or transferred to the general fund if Members are not then allowed to direct investments.

                 The loan must (a) be evidenced by a written note and security agreement, (b) require a level amortization of the principal and interest, with monthly payments to be made by payroll deductions while the Member is an Employee (and with payments at least quarterly if the Member is not an Employee), (c) have a maturity date of less than five years except when the loan is used to purchase a dwelling which is used or is to be used within a reasonable time as the principal residence of the Member, and (d) when required by law, every person receiving a loan must be given a statement clearly reflecting the charges involved in each loan transaction which will be charged to him or his Account, specifying the dollar amount, the annual interest rate, and any finance charge and setting forth any other information required under the truth-in-lending laws or any other federal or state law.

                 A Member may not make a withdrawal if the remaining balance of the Member's Account would be less than the outstanding loan balance or the withdrawal would violate any security requirements of the loan. No distribution may be made to a Member until all loans to him have been paid in full. Therefore, if a Member is entitled to a distribution while there is still an outstanding loan to him, the Committee shall offset, to the extent necessary, the remaining unpaid loan principal and accrued interest against the amount to be distributed. Then any remaining balance shall be paid to the Member. If the distribution is not sufficient to satisfy the loan, the Member shall remain liable for any remaining balance due.

                 The Committee is authorized to establish written guidelines which, if and when adopted, shall become part of this Plan and shall establish a procedure for applying for loans, the basis on which loans will be approved or denied, limitations (if any) on the types and amounts of loans offered, the procedure for determining a reasonable rate of interest, the events constituting default and steps that will be taken to preserve plan assets in the event of a default.

                6.18 DISTRIBUTIONS MADE ON OR AFTER JANUARY 1, 1993. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 6.18, a distributee may elect, at the time and in the manner prescribed by the Plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                6.181     DEFINITIONS.

                6.182 ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                6.183 ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                6.184 DISTRIBUTEE: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                6.185 DIRECT ROLLOVER: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VII

                             TOP-HEAVY REQUIREMENTS


                7.1 APPLICATION. The requirements described in this Article shall apply to each Plan Year that this Plan is determined to be a Top-Heavy Plan under the test set out in the following Section.

                7.2 TOP HEAVY TEST. If on the Determination Date the Aggregate Accounts of Key Employees in the Plan exceeds 60% of the Aggregate Accounts of all Employees in the Plan, this Plan shall be a Top-Heavy Plan for that Plan Year. In addition, if this Plan is required to be included in an Aggregation Group and that group is a top-heavy group, this Plan shall be treated as a Top-Heavy Plan. An Aggregation Group is a top-heavy group if on the Determination Date the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group which contains this Plan plus (b) the total of all of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group (which contains this Plan) is more than 60% of a similar sum determined for all employees covered in the Aggregation Group which contains this Plan.

                 In applying the above tests, the following rules shall apply:

                 (a) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan during the five year period ending on the Determination Date;

                 (b) all rollover contributions made after December 31, 1983 by the Employee to the Plan shall not be considered by the Plan for either test;

                 (c) if an Employee is a Non-Key Employee under the Plan for the Plan Year but was a Key Employee under the Plan for another prior Plan Year, his account shall not be considered; and

                 (d) benefits shall not be taken into account in determining the top-heavy ratio for any Employee who has not performed services for the Employer during the last five-year period ending upon the Determination Date.

                7.3 VESTING RESTRICTIONS IF PLAN BECOMES TOP HEAVY. If a Member has at least one Hour of Service during a Plan Year when the Plan is a Top-Heavy Plan he shall either vest under each of the normal vesting provisions of the Plan or under the following vesting schedule, whichever is more favorable:





                                    VII-1

                                                                            Percentage of Amount Invested
                                                                               In Accounts Containing
Completed Years of Active Service                                              Employer Contributions
---------------------------------                                           -----------------------------
Less than two years . . . . . . . . . . . . . . . . . . . . . . . . .               0%
Two years but less than three years . . . . . . . . . . . . . . . . .              20%
Three years but less than four years  . . . . . . . . . . . . . . . .              40%
Four years but less than five years . . . . . . . . . . . . . . . . .              60%
Five years but less than six years  . . . . . . . . . . . . . . . . .              80%
Six years or more . . . . . . . . . . . . . . . . . . . . . . . . . .             100%

If the Plan ceases to be a Top-Heavy Plan, this requirement shall no longer apply. After that date the normal vesting provisions of the Plan shall be applicable to all subsequent Contributions by the Employer.

                7.4 MINIMUM CONTRIBUTION IF PLAN BECOMES TOP-HEAVY. If this Plan is a Top-Heavy Plan and the normal allocation of the Employer Contribution and forfeitures is less than 3% of any Non-Key Employee Member's Annual Compensation, the Committee, without regard to the normal allocation procedures, shall allocate the Employer Contribution and the forfeitures among the Members who are in the employ of the Employer at the end of the Plan Year (even if the Member has less than 501 Hours of Service in the Plan Year), in proportion to each Member's Annual Compensation as compared to the total Annual Compensation of all Members for that Plan Year until each Non-Key Employee Member has had an amount equal to the lesser of (i) the highest rate of Contribution applicable to any Key Employee, or (ii) 3% of his Annual Compensation allocated to his Account. At that time, any more Employer Contributions or forfeitures shall be allocated under the normal allocation procedures described earlier in this Plan. Salary Deferral Contributions and Employer Matching Contributions made on behalf of Key Employees are included in determining the highest rate of Employer Contributions. Salary Deferral Contributions made on behalf of Non-Key Employees shall not be included in determining the minimum contribution required under this Section. Employer Matching Contributions and amounts that may be treated as Section 401(k) Contributions or Section 401(m) Contributions made on behalf of Non-Key Employees may not be included in determining the minimum contribution required under this Section to the extent that they are treated as Section 401(m) Contributions or Section 401(k) Contributions for purposes of the Actual Deferral Percentage test or the Contribution Percentage test.

                 In applying this restriction the following rules shall apply:

                 (a) each Employee who is eligible for membership (without regard to whether he has made mandatory contributions, if any are required, or whether his compensation is less than a stated amount) shall be entitled to receive an allocation under this Section; and

                 (b) all defined contribution plans required to be included in the Aggregation Group shall be treated as one plan for purposes of meeting the 3% maximum; this required aggregation shall not apply if this Plan is also





                                    VII-2
         required to be included in an Aggregation Group which includes a defined benefit plan and this Plan enables that defined benefit plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                7.5 COVERAGE UNDER MULTIPLE TOP-HEAVY PLANS. If this Plan is a Top-Heavy Plan, it must meet the vesting and benefit requirements described in this Article without taking into account contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act or any other Federal or State law.

                 If a Non-Key Employee is covered by both a Top-Heavy defined contribution plan and a defined benefit plan, he shall receive the defined benefit minimum, offset by the benefits provided under the defined contribution plan.


                7.6 RESTRICTIONS IF PLAN BECOMES SUPER-TOP HEAVY. If the Plan is determined to be a Top-Heavy Plan, the number "1.00" must be substituted for the number "1.25" when applying the limitations of Section 415 of the Code to this Plan, unless the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" and the Employer Contribution for the Plan Year for each Non-Key Employee, who is a Member, is not less than 4% of the Member's Annual Compensation.





                                    VII-3

                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN


                8.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

                8.2 POWERS. The Committee is a fiduciary. It has the exclusive responsibility for the general administration of the Plan and Trust, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

                 (a) To make rules for administering the Plan and Trust so long as they are not inconsistent with the terms of the Plan;

                 (b)      To construe all provisions of the Plan and Trust;

                 (c) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan or Trust;

                 (d) To select, employ, and compensate at any time any consultants, actuaries, accountants, attorneys, and other agents and employees the Committee believes necessary or advisable for the proper administration of the Plan and Trust; any firm or person selected may be a disqualified person but only if the requirements of Section 4975(d) of the Code have been met;

                 (e) To determine all questions relating to eligibility, Active Service, Compensation, allocations and all other matters relating to benefits or Members' entitlement to benefits;

                 (f) To determine all controversies relating to the administration of the Plan and Trust, including but not limited to any differences of opinion arising between an Employer and the Trustee or a Member, or any combination of them and any questions it believes advisable for the proper administration of the Plan and Trust;

                 (g) To direct or to appoint an investment manager or managers who can direct the Trustee in all matters relating to the investment, reinvestment and management of the Trust Fund;

                 (h) To direct the Trustee in all matters relating to the payment of Plan benefits; and





                                    VIII-1

                 (i) To delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan and Trust.

                8.3 ORGANIZATION. The Committee may select, from among its members, a chairman, and may select a secretary. The secretary need not be a member of the Committee. The secretary shall keep all records, documents and data pertaining to its administration of the Plan and Trust.

                8.4 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

                8.5 SIGNATURES. The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after it is notified of any delegation of power in writing, shall accept and may rely upon any document executed by the appropriate member or members as representing the action of the Committee until the Committee files a written revocation of that delegation of power with the Trustee.

                8.6 DISQUALIFICATION OF COMMITTEE MEMBER. A member of the Committee who is also a Member of this Plan shall not vote or act upon any matter relating solely to himself.

                8.7 DISCLOSURE TO MEMBERS. The Committee shall make available to each Member and Beneficiary for his examination those records, documents and other data required under ERISA, but only at reasonable times during business hours. No Member or Beneficiary has the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary. The Committee is not required to make any other data or records available other than those required by ERISA.

                8.8 STANDARD OF PERFORMANCE. The Committee and each of its members shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in conducting his business as the administrator of the Plan, shall, when exercising its power to direct investments, diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and shall otherwise comply with the provisions of this Plan and ERISA.

                8.9 LIABILITY OF COMMITTEE AND LIABILITY INSURANCE. No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, any investment manager appointed by the Committee or any





                                    VIII-2
other agent appointed by the Committee unless required by the terms of ERISA or another applicable state or federal law under which liability cannot be waived. No member of the Committee shall be liable for any act or omission of his own unless required by ERISA or another applicable state or federal law under which liability cannot be waived.

                 If the Committee directs the Trustee to do so, it may purchase out of the Trust Fund insurance for the members of the Committee, for any other fiduciaries appointed by the Committee and for the Trust Fund itself to cover liability or losses occurring because of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed under this Plan. But, that insurance must permit recourse by the insurer against the members of the Committee or the other fiduciaries concerned if the loss is caused by breach of a fiduciary obligation by one or more members of the Committee or other fiduciary.

                8.10 EXEMPTION FROM BOND. No member of the Committee is required to give bond for the performance of his duties unless required by a law which cannot be waived.

                8.11 COMPENSATION. The Committee shall serve without compensation but shall be reimbursed by the Employer for all expenses properly incurred in the performance of their duties unless the Sponsor elects to have
those expenses paid from the Trust Fund.   Each Employer shall pay that part of
the expense as determined by the Committee in its sole judgment.

                8.12 PERSONS SERVING IN DUAL FIDUCIARY ROLES. Any person, group of persons, corporations, firm or other entity, may serve in more than one fiduciary capacity with respect to this Plan, including serving as both Trustee and as a member of the Committee.

                8.13 ADMINISTRATOR. For all purposes of ERISA, the administrator of the Plan is the Sponsor. The administrator has the final responsibility for compliance with all reporting and disclosure requirements imposed under all applicable federal or state laws and regulations.

                8.14      STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS.
The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person's right to benefits under the Plan, the correct amount and form of any such benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior administrative committee, and all of the rights, powers, and authorities specified in this Article VIII and the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Sponsor or Trustee, including without limitation all Members and Beneficiaries, regardless of whether the Committee or one or more members thereof may have an actual or potential conflict of interest with respect to the subject matter of such action,





                                    VIII-3
ruling, or decision. No such final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no such final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.





                                    VIII-4

                                   ARTICLE IX

                          TRUST FUND AND CONTRIBUTIONS


                9.1 FUNDING OF PLAN. This Plan shall be funded by one or more separate Trusts. If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.

                9.2 INCORPORATION OF TRUST. Each Trust is a part of this Plan. All rights or benefits which accrue to a person under this Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with this Plan.

                9.3 AUTHORITY OF TRUSTEE. Each Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, is in his separate possession. No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee. Each Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of this Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of this Plan.

                9.4 ALLOCATION OF RESPONSIBILITY. To the fullest extent permitted under Section 405 of ERISA, the agreements entered into between the Employer and each of the Trustees shall be interpreted to allocate to each Trustee its specific responsibilities, obligations and duties so as to relieve all other Trustees from liability either through the agreement, Plan or ERISA, for any act of any other Trustee which results in a loss to the Plan because of his act or failure to act.

                                   ARTICLE X

                      ADOPTION OF PLAN BY OTHER EMPLOYERS


               10.1 ADOPTION PROCEDURE. Any business organization may, with the approval of the Board of Directors, adopt this Plan by:

                 (a) A certified resolution or consent of the board of directors of the adopting Employer or an executed adoption instrument (approved by the board of directors of the adopting Employer) agreeing to be bound as an Employer by all the terms, conditions and limitations of this Plan except those, if any, specifically described in the adoption instrument; and

                 (b) Providing all information required by the Committee and the Trustee.

                   An adoption may be retroactive to the beginning of a Plan Year if these conditions are complied with on or before the last day of that Plan Year.

                 10.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Employer shall become a part of this Plan. However, neither the adoption of this Plan and its related Trust Fund by an Employer nor any act performed by it in relation to this Plan and its related Trust Fund shall ever create a joint venture or partnership relation between it and any other Employer.

                 10.3 ALL TRUST ASSETS AVAILABLE TO PAY ALL BENEFITS. The Accounts of Members employed by the Employers which adopt this Plan shall be commingled for investment purposes. All assets in the Trust Fund shall be available to pay benefits to all Members employed by any Employer which is an Affiliated Employer with the first Employer.

                 10.4 QUALIFICATION A CONDITION PRECEDENT TO ADOPTION AND CONTINUED PARTICIPATION. The adoption of this Plan and the Trust or Trusts used to fund this Plan by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust or Trusts and that the Plan and the Trust or Trusts that are applicable to it continue in operation to maintain their qualified and exempt status. In the event the adoption fails to initially qualify and be exempt, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio. In the event the adoption as to a given business organization later becomes disqualified and loses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate Trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Members covered by that adoption.

                                   ARTICLE XI

                           AMENDMENT AND TERMINATION


                 11.1 RIGHT TO AMEND AND LIMITATIONS THEREON. The Sponsor has the sole right to amend this Plan. An amendment may be made by a certified resolution or consent of the Board of Directors, or by an instrument in writing executed by the appropriate officer of the Sponsor. The amendment must describe the nature of the amendment and its effective date. No amendment shall:

                 (a)      Vest in an Employer any interest in the Trust Fund;

                 (b) Cause or permit the Trust Fund to be diverted to any purpose other than the exclusive benefit of the present or future Members and their Beneficiaries except under the circumstances described in Section 4.8;

                 (c) Decrease the Account of any Member or eliminate an optional form of payment;

                 (d) Increase substantially the duties or liabilities of the Trustee without its written consent; or

                 (e) Change the vesting schedule to one which would result in the nonforfeitable percentage of the Account derived from Employer Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Member being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan's vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Member's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Member with at least three years of Service may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to the amendment or the change. The election period shall begin no later than the date the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (1) 60 days after the date the amendment is adopted or deemed to be made, (2) 60 days after the date the amendment becomes effective, or (3) 60 days after the day the Member is issued written notice of the amendment.

                 Each Employer shall be deemed to have adopted any amendment made by the Sponsor unless the Employer notifies the Committee of its rejection in writing within 30 days after it receives a copy of the amendment. A rejection shall constitute a withdrawal from this Plan by that Employer unless the Sponsor acquiesces in the rejection.

               11.2 MANDATORY AMENDMENTS. The Contributions of each Employer to this Plan are intended to be:

                 (a) Deductible under the applicable provisions of the Code;

                 (b) Except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

                 (c) Except as otherwise prescribed by applicable law, exempt from withholding under the Code; and

                 (d) Excludable from any Employee's regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

                 The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.

               11.3 WITHDRAWAL OF EMPLOYER. An Employer may withdraw from this Plan and its related Trust Fund if the Sponsor does not acquiesce in its rejection of an amendment or by giving written notice of its intent to withdraw to the Committee. The Committee shall then determine the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor Trustee or Trustees when it receives a designation of the successor from the withdrawing Employer.

                 A withdrawal shall not terminate the Plan and its related Trust Fund with respect to the withdrawing Employer, if the Employer either appoints a successor Trustee or Trustees and reaffirms this Plan and its related Trust Fund as its new and separate plan and trust intended to qualify under Section 401(a) of the Code, or establishes another plan and trust intended to qualify under Section 401(a) of the Code.

                 The determination of the Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and the successor Trustee or Trustees.

               11.4 TERMINATION OF PLAN. The Sponsor may terminate this Plan and its related Trust Fund with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination. Any Employer may terminate this Plan and its related Trust Fund with respect to itself by executing and delivering to the Trustee a notice of termination, specifying the date of termination. Likewise, this Plan and its related Trust Fund shall automatically terminate with respect to any Employer if there is a general assignment by that Employer to or for the benefit of its creditors, or a liquidation or dissolution of that Employer without a successor. Upon the termination of this Plan as to an Employer, the Trustee shall, subject to the provisions of Section 11.7, distribute to each Member employed by the terminating Employer the amount certified by the Committee to be due the Member.

                 The Employer should apply to the Internal Revenue Service for a determination letter with respect to its termination, and the Trustee should not distribute the Trust Funds until a determination is received. However, should it decide that a distribution before receipt of the determination letter is necessary or appropriate it should retain sufficient assets to cover any tax that may become due upon that determination.

               11.5 PARTIAL OR COMPLETE TERMINATION OR COMPLETE DISCONTINUANCE. Without regard to any other provision of this Plan, if there is a partial or total termination of this Plan or there is a complete discontinuance of the Employer's Contributions, each of the affected Members shall immediately become 100% vested in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member's Account beginning with the Plan Year for which they were resumed.

               11.6 CONTINUANCE PERMITTED UPON SALE OR TRANSFER OF ASSETS. An Employer's participation in this Plan and its related Trust Fund shall not automatically terminate if it consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity, liquidates, or dissolves, if there is a successor organization. Instead, the successor may assume and continue this Plan and its related Trust Fund by executing a direction, entering into a contractual commitment or adopting a resolution providing for the continuance of the Plan and its related Trust Fund. Only upon the successor's rejection of this Plan and its related Trust Fund or its failure to respond to the Employer's, the Sponsor's or the Trustee's request that it affirm its assumption of this Plan within 90 days of the request shall this Plan automatically terminate. In that event the appropriate portion of the Trust Fund shall be distributed exclusively to the Members or their Beneficiaries as soon as possible. If there is a disposition to an unrelated entity of substantially all of the assets used by the Employer in a trade or business or a disposition by the Employer of its interest in a subsidiary, the Employer may make a lump sum distribution from the Plan if it continues the Plan after the disposition; but the distribution can only be made for those Members who continue employment with the acquiring entity.

               11.7 DISTRIBUTION UPON TERMINATION. A Member is entitled to receive a lump sum distribution on account of the termination of the Plan if the Employer and all Affiliated Employers do not establish or maintain a successor plan within the period ending 12 months after all assets are distributed from the Plan. A distribution on account of the termination of the Plan may be made only in the form of a lump sum payment. Therefore, if a Member's Account balance plus all prior Plan distributions to the Member is more than $3,500, and the Member does not consent to receive an immediate lump sum payment on account of the termination of the Plan, the Member shall not receive a Plan distribution on account of the termination of the Plan. His Plan benefit will be payable in the future on account of a distribution event other than the termination of the Plan.

                 If the Plan is terminated and does not offer an annuity option (purchased from a commercial provider), and the Employer or an Affiliated Employer maintains another defined contribution plan, the Member's Account balance may be transferred to the other plan without his consent if he does not consent to an immediate lump sum distribution from the Plan.

                 For purposes of this Section the term "successor plan" means a defined contribution plan other than an employee stock ownership plan as defined in Sections 4975(e) or 409 of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code. However, the term successor plan does not include any plan in which fewer than two percent of the Plan Members were eligible to participate during the 24 month period beginning 12 months before the time of Plan termination.

               11.8 MODES OF DISTRIBUTION UPON TERMINATION. All modes of distribution permitted by this Plan must be available for all distributions to Members upon termination of this Plan.

               11.9 DISTRIBUTIONS TO HIGHLY COMPENSATED EMPLOYEES AND FORMER EMPLOYEES MUST NOT DISCRIMINATE. Upon termination of the Plan, the benefit payable to each Highly Compensated Employee or former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

                                  ARTICLE XII

                                 MISCELLANEOUS


               12.1 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan and its related Trust Fund is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

               12.2 BENEFITS PROVIDED SOLELY FROM TRUST. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund. No Employer assumes any liability or responsibility to pay any benefit provided by the Plan.

               12.3 ANTI-ALIENATION PROVISION. No principal or income payable or to become payable from the Trust Fund shall be subject: to anticipation or assignment by a Member or by a Beneficiary to attachment by, interference with, or control of any creditor of a Member or Beneficiary, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member or Beneficiary prior to its actual receipt by the Member or Beneficiary. An attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part of it, or any interest in it by a Member or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of this Trust Fund itself. The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member or Beneficiary of the Trust Fund, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member or Beneficiary for any cause whatsoever. These prohibitions against the alienation of a Member's Account shall not apply to qualified domestic relations orders or domestic relations orders entered prior to January 1, 1985.

               12.4 REQUIREMENTS UPON MERGER OR CONSOLIDATION OF PLANS. This Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

               12.5 GENDER OF WORDS USED. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.





                                    XII-1

               12.6 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

               12.7 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States. The Trustee or any Employer may at any time initiate a legal action or proceeding for the settlement of the account of the Trustee, or for the determination of any question or for instructions. The only necessary parties to that action or proceeding are the Trustee and the Employer concerned. However, any other person or persons may be included as parties defendant at the election of the Trustee and the Employer.

                 IN WITNESS WHEREOF, the Sponsor and has caused this Agreement to be executed this 19th day of March 1998, to be effective the 1st day of January 1998, except for those provisions which have an earlier effective date as provided under applicable provisions of this Plan.


                                    WEATHERFORD ENTERRA, INC.


                                    By /s/ H. Suzanne Thomas
                                      ------------------------------

                                    Title: Senior Vice President and Secretary
                                          --------------------------------------



                                    XII-2